Exhibit 99.d(2)

                      STOCK PURCHASE AGREEMENT TERMINATION


               STOCK PURCHASE AGREEMENT TERMINATION, dated January 18, 2002, by and between Acadia Realty Trust, a Maryland real estate investment trust, and Ross Dworman.

               Acadia Realty Trust, a Maryland real estate investment trust, and Ross Dworman hereby terminate the Stock Purchase Agreement, dated December 14, 2001, between Acadia Realty Trust and Ross Dworman and all obligations of the parties thereunder shall terminate without any liability of either party to the other.

               IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement Termination and caused the same to be duly delivered on their behalf as of the date first written above.


                                      Acadia Realty Trust


                                      By: /s/ Kenneth F. Bernstein
                                          --------------------------------------
                                          Name:   Kenneth F. Bernstein
                                          Title:  President and Chief Executive
                                                  Officer


                                          /s/ Ross Dworman
                                          --------------------------------------
                                          Ross Dworman